Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of The UBS Funds

In planning and performing our audit of the financial statements of The UBS Funds (comprising, respectively, UBS Global
Allocation Fund, UBS Global Equity Fund, UBS Global Bond
Fund, UBS U.S. Large Cap Equity Fund, UBS U.S. Large Cap
Growth Fund, UBS U.S. Small Cap Growth Fund, UBS U.S.
Bond Fund, UBS High Yield Fund, UBS International Equity
Fund and UBS U.S. Large Cap Value Equity Fund) (collectively, the "Funds") for the year ended June 30, 2004 we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above at June 30, 2004.

This report is intended solely for the information and use of management, the Shareholders and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

               ERNST & YOUNG LLP

August 18, 2004